Exhibit 99.1

NEWS RELEASE Company contacts: Keith Kitchen, CFO kkitchen@intellisync.com 408-321-7650 Patricia Menchaca Director of Investor Relations 408-321-3843 pmenchaca@intellisync.com

Intellisync Corporation Reports Results for Fiscal 2005 Third Quarter

Fiscal Q3 Revenue 38 Percent Higher Than Same Quarter Last Year; Growth in the Mobile Carrier

Market Cited

SAN JOSE, CA (05/19/05) – Intellisync Corporation (NASDAQ: SYNC) reported results today for its fiscal third quarter, which ended April 30, 2005.

Net revenues for the third quarter were $15,237,000. This compares to net revenue of $11,007,000 reported in the third quarter of fiscal 2004, and represents year-over-year revenue growth of 38 percent for the third fiscal quarter. Total gross margin as a percent of revenues was 83.4 percent, an improvement of 4.6 percentage points as compared with the third quarter of fiscal 2004.

On a GAAP basis, net loss in the third quarter of fiscal 2005 was $4,361,000 or a net loss of $.07 per share. This compared with a net loss of $2,184,000 or a net loss of $.03 per share for the third quarter of fiscal 2004.

On a non-GAAP basis in the third quarter of fiscal 2005, Intellisync posted a net loss of $2,030,000 or a net loss of $.03 per share this quarter, compared to a net loss of $22,000 or $.00 per share in the third quarter of fiscal 2004. The non-GAAP net loss included amortization of purchased technology and other intangible assets of $2,261,000. (A table reconciling the non-GAAP financial measure to the appropriate GAAP [Generally Accepted Accounting Principles] measure is included in the condensed consolidated financial statements attached to this release.)

“While revenue was strong, the timing of our fiscal third quarter coincided with a series of major carrier and European industry sales events such as CTIA, CeBit and 3GSM in which Intellisync decided to aggressively participate to build awareness and visibility in our core markets,” said Keith Kitchen, chief financial officer, Intellisync Corporation. “This attributed to the larger than forecast loss this quarter. Certain of these activities were not in our original forecast but our aggressive plans to acquire market share required these expenditures. We have spent very little of our cash this year on operations and we continue to believe that this is a time to improve our position in the market and not the time to generate profits. During the quarter we also completed and integrated the acquisition of Tourmaline Networks, a leader in BREW-based wireless email, which we believe will further enhance our position with mobile carriers worldwide.”

“We are pleased by progress on our plan to become the leading provider of platform independent wireless email,” said Woodson “Woody” Hobbs, chief executive officer, Intellisync Corporation. “We allow enterprises, small businesses and individuals to select the hardware and software appropriate to their businesses and then mobilize those assets via wireless email and sync. We have shifted our model from “wired” devices to “wireless” devices and from OEM and retail sales to carrier and enterprise sales in a very short period of time. The increase in our carriers’ revenues from a negligible part of our revenues to about 10% last quarter and almost 15% this quarter is evidence of our success in this market. Our expectations are that carrier revenues will increase to approximately 20% next quarter.”

FISCAL 2005 THIRD QUARTER HIGHLIGHTS

During the quarter Intellisync announcement several material agreements and product enhancements:

New Wins and Agreements

•	Orange announced it is offering “Powered By Intellisync” with 3G services

•	Intellisync was selected as the provider of device management capabilities for Sprint Managed Mobility Services(sm)

•	Verizon Wireless Puerto Rico selected Intellisync as their mobile technology platform for new wireless services

•	Intellisync, Sony Ericsson and Ingram Micro announced joint distribution program and Sony Ericsson smartphones “Powered By Intellisync”

•	Intellisync joined Forum Nokia PRO to offer the industry’s broadest device support for wireless email and mobile software

•	Ericsson and Hawaiian Airlines among the companies selecting Intellisync for mobile device management

•	Intellisync was selected by Qool Labs as the mobility provider for the their New PalmOS Smartphone with Chinese language capabilities

Product Enhancements and Acquisitions

•	Intellisync acquired Tourmaline Networks, a leading developer of BREW-based mobile email and the providers of Eudora2Go, AOLMail, and Executive Mail,

•	Intellisync and Credant® Technologies announced a partnership to enhance wireless email security

•	Intellisync announced new features to enable any enterprise application data to extend to smartphones, PDAs and laptops

•	Intellisync announced advanced support for Symbian Series 60, the world’s leading Smartphone platform

•	Intellisync announced interoperability plans of its software for BlackBerry™ devices

CONFERENCE CALL INFORMATION

Intellisync has scheduled a conference call today to discuss its earnings for the third quarter at 2:00 p.m. (PT), which is being broadcast live at www.intellisync.com/investors. To participate in the conference call, dial 1-973-582-2749 five to 10 minutes ahead of time (no Conference ID number required). If you are unable to participate in the live call, an audio replay will be available starting at 4:00 p.m. (PT) for a 7-day period or via the Internet at www.intellisync.com/investors for a 12-month period. To access the audio replay, dial 1-973-341-3080, Conference ID No. 5994465. Intellisync Corporation will provide information pertaining to its third quarter financial results, as well as the forward guidance discussed during the call, on the Web at www.intellisync.com/investors/Q305. This information will be available shortly after 4 p.m. (PT) on May 19, 2005.

ABOUT INTELLISYNC CORPORATION

Intellisync Corporation (NASDAQ: SYNC) is a leading provider of wireless email and mobile software to large enterprises, mobile operators, software providers and device manufacturers. Intellisync has won the mobility industry’s top awards by providing seamless synchronization, secure wireless email, device control and mobility management software that connects nearly every device, data source and application available. The world’s largest corporations have selected Intellisync as their mobility solution standard, including America Online, Crédit Agricole, Domino’s Pizza, Guidant, IBM, Microsoft, NTT DoCoMo, Oracle, PeopleSoft, Pfizer, Sprint, Target, T-Mobile, Union Pacific, Verizon Wireless and Yahoo! For more information, please visit www.intellisync.com.

LEGAL DISCLOSURE

The forward-looking statements above in this news release, including but not limited to statements related to improvements in the Company’s gross margins and net income and ability to achieve break-even operations, as well as growth and stability of the Company’s revenues are based on current expectations and beliefs and are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed in such statements. Factors that could cause actual results to differ materially include uncertainties related to the effect of continued weakness of general economic factors on the overall demand for our products and services, the seasonality of the Company’s business, the integration of Intellisync’s products with carrier and enterprise solutions, the Company’s ability to implement products and marketing strategies, the ability of customers to sell products that include the Company’s software, the impact of changes to accounting for stock-based compensation pursuant to FASB’s statement of financial accounting standards No. 123R, economic uncertainty related to terrorism, the conflict in the Middle East, the overall condition of the global economies, the timely introduction, availability and acceptance of new products, professional services and upgrades, the impact of competitive products and pricing, and market acceptance of Intellisync’s products. Intellisync disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release. In addition, Intellisync has not completed its 10Q review process for the fiscal quarter ended April 30, 2005 and, accordingly, the operating results for the third quarter of fiscal year 2005 in this press release may be adjusted upon completion of its review. Actual operating results for this period could be different based on factors such as purchase price allocations related to its acquisition of Tourmaline Networks in the fiscal third quarter and its provision for taxes.

Intellisync and the Intellisync logo are trademarks of Intellisync Corporation that may be registered in certain jurisdictions. All other product and company names may be trademarks of their respective owners.

INTELLISYNC CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	THREE MONTHS ENDED APRIL 30,		NINE MONTHS ENDED APRIL 30,
	2005	2004	2005	2004
Revenue
License	$9,643	$7,512	$28,662	$20,336
Services	5,594	3,495	15,133	8,690

Total revenue	15,237	11,007	43,795	29,026

Cost of revenue	2,535	2,331	7,416	5,659

Gross profit	12,702	8,676	36,379	23,367

Operating expenses:
Amortization of purchased technology	1,187	990	3,515	1,543
Research and development	3,805	3,525	10,818	8,061
Sales and marketing	8,166	4,818	20,051	11,452
General and administrative	2,201	1,787	6,378	5,221
In-process research and development	—	775	—	3,667
Amortization of other intangible assets	1,074	679	3,176	1,003
Non-cash stock compensation (recovery)	70	(535)	(9)	729
Other charges	—	253	—	929

Total operating expenses	16,503	12,292	43,929	32,605

Operating loss	(3,801)	(3,616)	(7,550)	(9,238)
Other income (expense), net	(243)	1,549	(719)	1,801

Loss before income taxes	(4,044)	(2,067)	(8,269)	(7,437)
Provision for income taxes	(317)	(117)	(572)	(260)

Net loss	$(4,361)	$(2,184)	$(8,841)	$(7,697)

Net loss per share:
Basic and diluted	$(0.07)	$(0.03)	$(0.14)	$(0.14)

Shares used in per share calculation:
Basic and diluted	66,523	63,859	65,451	55,575

Supplemental non-GAAP information (1):

Net loss	$(4,361)	$(2,184)	$(8,841)	$(7,697)

Amortization of purchased technology	1,187	990	3,515	1,543
In-process research and development	—	775	—	3,667
Amortization of other intangible assets	1,074	679	3,176	1,003
Non-cash stock compensation (recovery)	70	(535)	(9)	729
Other charges	—	253	—	929

Non-GAAP income (loss)	$(2,030)	$(22)	$(2,159)	$174

Non-GAAP net income (loss) per share:
Basic and diluted	$(0.03)	$(0.00)	$(0.03)	$0.00

Shares used in per share calculation:
Basic	66,523	63,859	65,451	55,575

Diluted	66,523	63,859	65,451	63,908

(1)	A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the company’s financial statements. Non-GAAP income or loss is used by investors and analysts of Intellisync Corporation (the “Company”) as an alternative to GAAP measures when evaluating the Company’s performance in comparison to other companies. The Company’s management believes that the presentation of non-GAAP income or loss, excluding in-process research and development, amortization of intangible assets, non-cash stock compensation and other special charges, provide useful information regarding the Company’s financial performance and earnings potential by calculating and quantifying the effect of certain charges on income or loss per share calculated in accordance with GAAP and gives investors and analysts insight into the profitability of the Company’s operating business. Management also believes that the presentation of the non-GAAP financial measure is consistent with its past practice, as well as industry practice in general, and will enable investors and analysts to compare current non-GAAP measures with non-GAAP measures presented in prior periods. The above non-GAAP information may not be comparable to similarly titled measures used by other companies and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

INTELLISYNC CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per common share data)

(Unaudited)

	APRIL 30, 2005	JULY 31, 2004
ASSETS
Current assets:
Cash and cash equivalents	$23,910	$12,991
Short-term investments	23,235	40,657
Accounts receivable, net	11,682	10,380
Inventories, net	33	69
Other current assets	2,435	2,485

Total current assets	61,295	66,582
Property and equipment, net	2,357	1,540
Goodwill, net	67,293	65,288
Other intangible assets, net	26,119	29,828
Restricted cash	3,979	4,032
Other assets	2,810	3,084

TOTAL ASSETS	$163,853	$170,354

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,386	$1,562
Accrued liabilities	6,626	7,482
Current portion of obligations under capital lease	149	51
Deferred revenue	6,093	5,794

Total current liabilities	15,254	14,889

Obligations under capital lease	250	144
Convertible senior notes	57,884	58,443
Other liabilities	2,674	2,487

Total liabilities	76,062	75,963

Stockholders’ equity:
Common stock, $0.001 par value; 160,000 shares authorized; 66,630 and 65,592 shares issued and outstanding at April 30, 2005 and July 31, 2004	67	66
Additional paid-in capital	227,026	225,832
Accumulated deficit	(139,957)	(131,116)
Other comprehensive income (loss)	655	(391)

Total stockholders’ equity	87,791	94,391

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$163,853	$170,354